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     As filed with the Securities and Exchange Commission on December 5, 2001

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ----------------------------

                          ARAMARK WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)

                          ----------------------------

               Delaware                                 23-3086414
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                  Identification No.)



              ARAMARK Tower
           1101 Market Street
       Philadelphia, Pennsylvania                        19107
(Address of principal executive offices)               (Zip Code)

                          ----------------------------

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
If this form relates to the registration        If this form relates to the registration
of a class of securities pursuant to            of a class of securities pursuant to
Section 12(b) of the Exchange Act and is        Section 12(g) of the Exchange Act and is
effective upon filing pursuant to               effective pursuant to General
General Instruction A.(c), please check         Instruction A.(d), please check the
the following box.                              following box.
[X]                                             [ ]
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Securities Act registration statement file numbers to which this form relates:
333-65226

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which each
     to be so registered:                         class is to be registered:

     Class B Common Stock                         New York Stock Exchange
   Par Value $0.01 Per Share

   Series C Preferred Share                       New York Stock Exchange
       Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act:

                               Title of each class
                              to be so registered:

                                      None


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Item 1.  Description of Registrant's Securities to be Registered.


         Class B Common Stock and Series C Preferred Share Purchase Rights

         A description of the Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") and the right to purchase one share of Series C Preferred Stock associated with each share of Class B Common Stock (the "Rights" and, together with the Class B Common Stock, the "Securities") of ARAMARK Worldwide Corporation (the "Registrant") will be contained in the Registrant's Registration Statement on Form S-1 (File No. 333-65226) (the "S-1 Registration Statement"). The descriptions of the Securities contained in the S-1 Registration Statement under "Description of Capital Stock, Certificate of Incorporation and Bylaws" are incorporated in this Item 1 by reference.

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Item 2.  Exhibits

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         1.              Form of Merger Agreement (incorporated by reference to Exhibit 2 to the S-1 Registration Statement).

         2.              Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the S-1 Registration Statement).

         3.              Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the
                         S-1 Registration Statement).

         4.              Form of Stock Certificate of the Class B Common Stock of the Registrant (incorporated by reference to
                         Exhibit 4.8 to the S-1 Registration Statement).

         5.              Form of Rights Agreement which includes the Certificate of Designations for the Series C Preferred Stock
                         as Exhibit A and the form of Right Certificate as Exhibit B (incorporated by reference to Exhibit 4.4 to the S-1 Registration Statement). Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the earlier of the tenth day after public announcement that a person or group has acquired beneficial ownership of 15% or more of the shares of Class B Common Stock or the tenth business day after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares of Class B Common Stock.
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SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     ARAMARK WORLDWIDE CORPORATION

                                     By: /s/ Donald S. Morton

                                         ---------------------------------------
Dated: December 5, 2001                  Name:  Donald S. Morton
                                         Title: Vice President, Assistant
                                                Secretary and Associate General
                                                Counsel